EXHIBIT 10.10

THIRD AMENDMENT TO THE ESCO TECHNOLOGIES INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

WHEREAS, ESCO Technologies Inc. (“Company”) adopted the ESCO Technologies Inc. Incentive Compensation Plan for Executive Officers (“Plan”); and

WHEREAS, pursuant to Section IX, the Plan may be amended by action of the Human Resources and Compensation Committee (“Committee”) of the Board of Directors of the Company; and

WHEREAS, the Committee desires to amend the Plan in accordance with the Compensation Recovery Policy adopted by the Committee;

NOW, THEREFORE, effective as of February 4, 2010, the Plan is amended by adding the following new Sections XII and XIII at the end thereof:

XII.           RESTRICTIONS.

In the event a Participant, during the period commencing with the payment of any Incentive Compensation Award and ending two (2) years after the Participant’s termination of employment, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, other than as a 2% or less shareholder of a publicly traded corporation, does any of the following:

(a)           carries on any business or becomes involved in any business activity, which is (i) competitive with the business of the Company (or a subsidiary or joint venture of the Company), as presently conducted and as said business may evolve in the ordinary course, and (ii) a business or business activity in which the Participant is engaged in the course of the Participant’s employment with the Company (or a subsidiary or joint venture of the Company);

(b)           recruits, solicits or hires, or assists anyone else in recruiting, soliciting or hiring, any employee of the Company (or any subsidiary or joint venture of the Company), for employment with any competitor of the Company;

(c)           induces or attempts to induce, or assists anyone else to induce or attempt to induce, any customer of the Company (or any subsidiary or joint venture of the Company), to discontinue its business with the Company (or with any subsidiary or joint venture of the Company), or disclose to anyone else any confidential information relating to the identities, preferences, and/or requirements of any such customer; or

(d)           engages in any other conduct inimical, contrary or harmful to the interests of the Company (or any subsidiary or joint venture of the Company), including, but not limited to, conduct related to your employment, or violation of any Company policy;

the Company shall be entitled to recover from the Participant any Incentive  Compensation Awards paid to the Participant during the three-year period preceding such breach.  The Company shall also be entitled to recover from the Participant any expenses incurred by the Company in exercising its right of recovery hereunder.  The Committee shall have sole discretion in determining the amount that shall be recovered from the Participant under this Section XII.

XIII.           COMPENSATION RECOVERY POLICY.

In addition to, and not in limitation of, the Company’s rights under Section XII, in the event of any intentional misconduct on the Participant’s part (as determined by the Committee in its sole discretion pursuant to applicable law and the Compensation Recovery Policy adopted by the Committee, including, but not limited to, embezzlement, fraud, and breach of fiduciary duty) which results in, or substantially contributes to, the need to restate the Company’s financial statements, the Company shall be entitled to recover from the Participant an amount equal to the excess of:

(a)           any Incentive  Compensation Awards paid to the Participant for any period for which restatement of the Company’s financial statements is required (but, if such period is longer than three years, not to exceed the three most recent years thereof); over

(b)           the amount of any Incentive Compensation Awards to which the Participant would have been entitled for such period, if any, as determined on the basis of the Company’s restated financial statements.

Any such amount recovered by the Company may also be adjusted for interest, as determined by the Committee.  The Company shall also be entitled to recover from the participant any fines, penalties, and other expenses incurred by the Company as a result of the Participant’s misconduct, including expenses incurred by the Company in exercising its right of recovery hereunder.  The Committee shall have sole discretion in determining the amount of Recoverable Compensation that shall be recovered from the Participant under this Section XIII.

IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 4th day of February, 2010.